                                                                   EXHIBIT 10.18

This Agreement is Made by and between:

MILCOM INTERNATIONAL (hereinafter referred to as "MILCOM"), a United States Corporation duly organized and existing under the laws of the State of Delaware, having its principal Place of business at 17500 Gillette Avenue, Irvine, CA 92714.

                                      and

LG Information & Communications, Ltd. (hereinafter referred to as LGIC), a Korean Corporation duly organized and existing under the laws of Korea, having its principal place of business at LG Twin Tower, 20 Yoido-dong, Youngdungpogu, Seoul, 150-721, Republic of Korea.



MILCOM and LGIC (hereinafter referred to as 'the parties') agree as follows:

Article 1 - Scope of the Agreement
            ----------------------

LGIC hereby agrees to purchase from MILCOM the Products under the terms and conditions set forth in this agreement. (hereinafter referred to as the "Agreement".)

Article 2 - Product Definition
            ------------------

The term "Products" shall mean all Linear RF power amplifiers (P/N MCA8000-250-3) and LPA Frame (P/N MCR4000-3) developed specifically for this Agreement and hereinafter manufactured, along with modifications or improvements therein.

Article 3 - Price and Payment
            -----------------

3.1  The Parties have agreed to the following price schedule:

     1) For (confidential treatment requested pursuant to Rule 406) Multi-Channel amplifiers (LPA)
                    (confidential treatment requested pursuant to Rule 406) each
     2) For Frames (Any quantity)
                    (confidential treatment requested pursuant to Rule 406) each
3.2  The price is F.O.B. U.S.A., California

3.3  LGIC shall pay for the Products upon delivery via Letter of Credit.

3.4 Terms & conditions in force for P.O. E3C50733 will be in effect for the term of this contract.

3.5 In the event that LGIC is unable to place releases for (confidential treatment requested pursuant to Rule 406) LPA's within twelve (15) months of the commencement date of the agreement for complete shipment within six
     (6) months after the termination date of the agreement, then the price per LPA will be adjusted per the following pricing schedule:

                  Quantity                 Price
                  --------                 -----
            (confidential treatment requested pursuant to Rule 406)

     Milcom will bill back the difference between the (confidential treatment requested pursuant to Rule 406) piece price and the actual quantity ordered. LGIC to issue a payment for the bill back invoice within thirty
     (30) after receipt of the invoice.

3.6 In the event that LGIC places purchase orders in excess of (confidential treatment requested pursuant to Rule 406) LPA's then Milcom will refund the difference based on the schedule and terms listed in 3.5 above.

Article 4 - Duration
            --------

4.1 The term of this Agreement is for a period of fifteen (15) months and commences on February 16, 1996, and terminates on May 16, 1997 for releases only.

4.2 Either party may change the terms and conditions of the Agreement by mutual written consent.

4.3  The duration of this contract may be extended by mutual written consent.

Article 5 - Ordering Procedure
            ------------------

5.1 All orders placed under this Agreement shall be bound by the terms and conditions of the Agreement. Each Purchase order issued by LGIC must specify the quantity, LGIC's part number and required delivery date(s) for all Products to be delivered pursuant to the Agreement.

5.2 All Purchase orders must be placed directly with MILCOM and must be acknowledged by MILCOM within five (5) working days of issuance. The Orders shall become effective after issuance of the acknowledgment by MILCOM.

5.3  Minimum release quantity is 200 pieces except the last release.

Article 6 - Delivery
            --------

6.1 The delivery of the Products (hereinafter referred as "Delivery") is understood as the handing over of Products by MILCOM at MILCOM's premises to the first common carrier designated by LGIC.

     A detailed shipping schedule will reflect the requirements of the parties, and will be decided upon for each Purchase Order.

6.2 For the purpose of the Agreement the term "Force Majeure" covers the following issues: acts of god, acts of war, acts of civil or military authority, fire, flood, explosion, earthquake, windstorm or any other condition beyond the control of MILCOM.

6.3 Capacity Planning Both parties agree to reference normal lead time for planning production schedules; this lead time to be routinely updated.

Article 7 - Rescheduling Delivery
            ---------------------

7.1 LGIC may, by written notice to MILCOM reschedule delivery without charge at any time more than ninety (90) days prior to scheduled delivery of released product.

Article 8 - New Products
            ------------

8.1 In the event that MILCOM develops, during the period of the Agreement, new product(s) to replace the Products LGIC currently procures then LGIC has the right to phase out the Products during a mutually agreed period. Thereafter, LGIC shall purchase the new products under the same terms and conditions as those contained in the Agreement. The prices of new products shall be negotiated by the Parties and settled in a written amendment signed by both Parties and attached to the Agreement.

8.2  Modified Products
     -----------------

     Milcom agrees to give a written notice to LGIC of all significant modification(s) affecting mechanical form or fit changes per the outline drawing of the LPA or Frame; and modification(s) affecting the function and or electrical performance of the LPA per the Product specification, interface, or cost of maintenance of the Products, and at least 60 days before said modification(s) are implemented in the manufacturing line.

     LGIC shall within one month from the receipt of this written notice notify MILCOM of its rejection of said modifications. Otherwise such modifications shall be considered as accepted by LGIC. If such modifications are rejected, the Agreement will terminate, however, LGIC shall be entitled to place a last bulk order on the unmodified Products within three (3) months from receipt of the written notice.

8.3 MILCOM agrees to send a copy of all ECN's (Engineering Change Notices) to LGIC and define whether they are Major or Minor. Major changes require LGIC approval prior to implementation while Minor changes are for information only. Administrative changes do not require a copy of the ECN to be sent to LGIC.

9.0  Quality Assurance
     -----------------

9.1 Prior to all Delivery MILCOM shall submit the Products to a reliable testing procedure to insure that the Products are in compliance with specifications.

9.2 LGIC reserves the right to verify, at Milcom's premises and upon prior written request, the observance of the quality assurance requirements.

     Should the audit require so, MILCOM will assist LGIC by putting staff, measuring equipment, inspection data, etc., at its disposal.

Article 10 - Warranty
             --------

10.1 MILCOM warrants the Products delivered under this Agreement to be free from defects in material, design and workmanship during a standard warranty period of (confidential treatment requested pursuant to Rule 406) from U.S. shipping date.

      In the event of breach of warranty notified to MILCOM, MILCOM shall repair or replace the defective products at its own premises, which shall be LGIC's sole and exclusive remedy for such breach.

      LGIC bears all expenses incurred in shipping such products to the designated repair center of MILCOM in Korea.

      MILCOM bears all expenses incurred in shipping the repaired or replaced products from the repair center to LGIC and/or to LGIC's port of entry, unless such products were not defective. In which case LGIC bears reasonable expenses incurred in returning the products to them.

10.2 With respect to repair of products after the expiration of the (confidential treatment requested pursuant to Rule 406) warranty period specified above, MILCOM agrees to provide repair service at LGIC's expenses at MILCOM's Korean facility or at our facilities in Irvine, Ca.

10.3 MILCOM MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, except as stated above, and MILCOM shall have no responsibility or liability under this Agreement for any special, or consequential damages including loss of profits, incurred or suffered by LGIC or others, even if supplier has been advised of the possibility at such damages.

10.4 Subject to a five (5) day early-warning note from LGIC to MILCOM, the turn-around time for replacement of defective Products is fifteen (15) working days after arrival at Milcom's repair center.

      The contractual warranty discontinues as of Milcom's shipping date and re-starts upon receipt by LGIC of a replacement Product. The warranty period shall be extended just for the period which is consumed to repair or replace the defective Product.

10.5 In order to ensure that the operation proceeds smoothly, the repair facility must have a sufficient quantity of extra units on hand, in order to replace any defective units during and after installation and operation.

10.6 Tampering with or the removal of any warranty seal voids the contractual warranty requirement.

Article 11 - Repair
             ------

11.1 MILCOM shall maintain repair facilities in Seoul, Korea, immediately for the convenience of LGIC.

11.2 The purpose of this facility is to accommodate units that can be cured on sight. If a defective unit cannot be cured in the repair facility, it will be returned to MILCOM.

11.3 If an LPA becomes defective in the field, it must be cured or replaced within 48 (forty eight) hours. Otherwise, it will be returned to MILCOM.

      Milcom will maintain a minimum of five (5) spare LPA units at its repair facility in Korea. After a spare until has been issued to LGIC and after the returned unit is repaired, LGIC will return the spare unit from the field within forty-eight (48) hours after notification to LGIC's Field Repair Maintenance facility.

11.4 For a period of (confidential treatment requested pursuant to Rule 406) years after termination of the warranty period, thus a total minimum of (confidential treatment requested pursuant to Rule 406) years product support.

      MILCOM shall sell to LGIC otherwise make available any specialized equipment, assembly and or test procedures, and spare parts for purchase and other items as necessary to repair and maintain the Products, at the current market prices.

Article 12 - Documentation
             -------------

12.1 MILCOM shall supply, free of charge, to LGIC the available technical documentation, with respect to Products; i.e., an operating and installation manual for basic operating, installation and maintenance of the Products. This documentation shall be supplied in English.

Article 13- Data and Property Rights
            ------------------------

13.1 All technical and commercial data provided under the Agreement must be kept secret to the extent required to be disclosed in the normal course of business EXCEPT as provided solely for use by LGIC with the Products and may not be used for any other purpose. No rights to any intellectual property residing in the Products or any data furnished thereunder are granted except by specific written permission by an authorized representative of MILCOM.

13.2 Neither party shall, without prior written consent to the other party, transfer any right or obligations or information or publicity resulting from the Agreement.

Article 14- Termination
            -----------

14.1 The Agreement shall continue in full force and effect until terminated as Provided herein.

Article 15- Notices
            -------

      HERE executed by MILCOM and LGIC all notices or information shall be sent to the following address:

If to MILCOM:  MILCOM INTERNATIONAL, INC.
               17500 Gillette Avenue,
               Irvine, California 92714 U.S.A.

               Tel: (1) 714-757-0530
               Fax: (1) 714-757-0941

If to LGIC:    LG Information & Communications, Ltd.
               LG Twin Towers
               20, Yoido-dong, Youngdungpo-gu
               Seoul, 150-721, Korea  PO Box 744

               Tel: 82-2-3777-2975
               Fax: 82-2-3777-2798

Article 16 - Entire Agreement
             ----------------

16.1 No understanding or representation which would have the affect of altering any term obligation or condition hereof shall bind either party unless incorporated herein. This Agreement shall only be amended by written agreement signed by both parties.

16.2 No failure of either party to enforce any provisions of the Agreement shall be construed as a waiver of such party thereafter to enforce the same.

16.3 Any difficulties or uncertainties in Interpretation arising from contradictory provisions existing in the Agreement shall be solved solely by reference to the Agreement.

Article 17 - Specification of LPA
             --------------------

17.1 The attached specification is the governing document for all specifications agreed to by both parties.

Article 18 - Training
             --------

18.1 MILCOM will provide training of two (2) LGIC personnel at MILCOM's facilities in Irvine for a period of two (2) weeks. The expenses for traveling, hotel, and other expenses to be incurred by LGIC.


IN WITNESS THEREOF THE PARTIES HERETO HAVE THIS AGREEMENT CONCLUDED BY THEIR DULY AUTHORIZED REPRESENTATIVES AS OF THE EFFECTIVE DATE SET FORTH BELOW.

This Agreement has been made in duplicate and each of the parties has taken one original.

LG Information & Communication., LTD       MILCOM INTERNATIONAL INC.

BY:  /s/ K.D. LIM                          BY:  /s/ ALFONSO G. CORDERO
     ------------------------------             ---------------------------
Its: General Manager                       Its: President
     ------------------------------             ---------------------------

                                       9